UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2026, Nuvve Holding Corp. (the “Company”) held its reconvened Special Meeting of Stockholders (the “Special Meeting”). As previously reported, the Special Meeting was previously convened and adjourned due to lack of quorum on each of June 9, 2026 and June 15, 2026. The following is a brief description of the matters voted upon at the Special Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of the matters is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2026 (as supplemented, the “Proxy Statement”).

As of April 17, 2026, the record date for the Special Meeting, there were 9,443,731 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 3,468,751 shares of Common Stock, or approximately 36.73% of the eligible shares, were present in person or represented by proxy at the Special Meeting, constituting a quorum.

Proposal No. 1 – Reverse Stock Split Proposal

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, and to authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock within a range from 1-for-2 to 1-for-40, with the exact ratio of the reverse stock split to be determined by the Board (the “Reverse Stock Split Proposal”). The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,281,872	181,886	4,993	—

Proposal No. 2 – Omnia Issuance Proposal

The Company’s stockholders approved, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock in connection with the Cooperation Agreement, Managerial Services Agreement and Aggregation Service Agreement, each dated March 6, 2026 and each by and among the Company, Oelion AB and OMNIA Group Holdings AG (the “Omnia Venture Agreements”), including shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock of the Company issuable pursuant to the Omnia Venture Agreements (the “Omnia Issuance Proposal”). The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,297,412	144,972	26,367	—

Proposal No. 3 – Adjournment Proposal

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional proxies if there were insufficient votes at the Special Meeting to approve the Reverse Stock Split Proposal, the Omnia Issuance Proposal or to establish quorum for the Special Meeting (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to constitute a quorum and to approve each of the Reverse Stock Split Proposal and the Omnia Issuance Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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